EXHIBIT 10.1

                            MASTER PURCHASE AGREEMENT
                            -------------------------

                                  BY & BETWEEN:
                                  -------------

              PALOMAR ENTERPRISES, INC. AND PRICE RIGHT AUTO GROUP
              ----------------------------------------------------

Palomar Enterprises, Inc. and/or its assignees, agree (on a funds available basis) to provide up to a one million dollar ($1,000,000.00) purchase commitment to Price Right Auto Group.
The terms and conditions are as follows:

     a. Palomar Enterprises, Inc. will purchase secured 'packets' of auto contracts from Price Right Auto Group and/or affiliates
     b. Price Right Auto Group is responsible for the collection, management and oversight (servicing) of each individual contract
     c. In the event of default, Price Right Auto Group will replace new and viable contracts for any individual contracts that (may) default (of equal value)
     d. Palomar Enterprises, Inc., retains the right to convert each and every note to common shares (see Exhibit 'B' that is attached to each individual packet)
     e.   Term is twelve months from the date of signing
     f. Price Right Auto Group warranties a twelve (12%) annual rate of return on all purchased contracts
     g. Each contract is understood to be for a term of (no longer then) twelve months and all payments are to be fully amortized and to be paid in twelve equal amounts.



/s/ Steve Bonenberger   06-07-04     /s/ Robert Simpson    6/07/2004
--------------------------------     -------------------------------
Steve Bonenberger,        (date)     Robert Simpson,          (date)
Palomar Enterprises, Inc.            Price Right Auto Group


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